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Exhibit 99.3

Consent of Person Nominated to Become a Director

14 July, 2005

CF Industries Holdings, Inc.
One Salem Lake Drive
Long Grove, IL 60047

        I, David Harvey, hereby consent to the use in the Registration Statement on Form S-1 of CF Industries Holdings, Inc., a Delaware corporation (the "Company"), to which this Consent is filed as an exhibit, of my name as a person nominated to become a director of the Company.

/s/ DAVID HARVEY David Harvey

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  Exhibit 99.3